Exhibit 10.40

AMENDMENT TO

THE GEO GROUP, INC. DEFERRED COMPENSATION PLAN

WHEREAS, The GEO Group, Inc., a Florida corporation (the “Company”) currently maintains and sponsors The GEO Group, Inc. Deferred Compensation Plan (the “Plan”); and

WHEREAS, Section 9.1 of the Plan provides that the Company may amend the Plan at any time; and

WHEREAS, the Board of Directors of the Company has determined it to be in the best interests of the Company to amend the Plan as set forth herein.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Effective beginning with Employer Matching Contribution with respect to the calendar year 2011 (which is currently scheduled to be made in February of 2012), Section 3.4 of the Plan is amended by deleting it in its entirety and replacing it with the following:

“Employer Contributions. At the end of each calendar year, the Employer may make a contribution for each Employee who participated in the Plan. The Employer may, in its discretion, designate a contribution as a “Matching” or “Non-Matching” Contribution and designate different contribution formulae and amounts for employees at different work site locations and/or in different work groups.

In order to be eligible to receive the Employer Contribution, the Participant must be actively employed on the last day of the calendar year. In addition, any Participant who at any time during the calendar year participated in The GEO Group, Inc. Executive Retirement Plan or The GEO Group, Inc. Senior Officer Retirement Plan shall not be eligible to receive an Employer Matching Contribution with respect to such calendar year.”

2. Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the third day of February, 2012, on behalf of the Company.

THE GEO GROUP, INC.

By:	/s/ Stephen V. Fuller
Name:	Stephen V. Fuller
Title:	Senior Vice President, Human Resources